UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2018

UNITED NATURAL FOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21531	05-0376157
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

313 Iron Horse Way, Providence, RI	02908
(Address of principal executive offices)	(Zip Code)

(401) 528-8634

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.05                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the completion of the acquisition of SUPERVALU INC. (“Supervalu”) by United Natural Foods, Inc. (the “Company”), which occurred on October 22, 2018, the Compensation Committee (the “Committee”) of the Board of Directors of the Company reviewed its compensation arrangements and took the actions described herein effective as of the dates set forth hereinbelow.

Amended and Restated Employment Agreement with Steven L. Spinner

On November 5, 2018, the Company amended and restated its employment agreement (the “Amended and Restated Employment Agreement”) with Steven L. Spinner, the Company’s Chief Executive Officer and the Chairman of the Company’s Board, with compensation arrangements described therein effective as of October 22, 2018.

The initial term of the Amended and Restated Employment Agreement is through December 31, 2020 and may be renewed for one year by mutual consent of the parties.  Under the agreement, Mr. Spinner will receive an annual base salary of $1,200,000 and will be eligible to participate in the Company’s annual cash and long-term incentive plans with a target annual bonus opportunity of 150% of his annual base salary and target annual equity opportunity of 425% of his annual base salary, respectively.

Upon a termination by the Company without Cause (as defined in the Amended and Restated Employment Agreement), resignation by Mr. Spinner for Good Reason (as defined in the Amended and Restated Employment Agreement) or if the Company does not offer to renew the initial term and Mr. Spinner’s employment terminates thereafter for any reason (except for Cause), subject to the effectiveness of a release in favor of the Company, Mr. Spinner will receive the previously disclosed severance payments and benefits provided in his  Employment Agreement filed by the Company as Exhibit 10.1 to the Current Report on Form 8-K on November 2, 2016 (the “Non-CIC Severance”).

If Mr. Spinner’s employment is terminated without Cause or Mr. Spinner voluntarily terminates his employment for Good Reason during the two-year period following a Change in Control (as defined in the Amended and Restated Employment Agreement), in lieu of the Non-CIC Severance, and subject to the effectiveness of a release in favor of the Company, Mr. Spinner will receive the previously disclosed Change in Control severance payments and benefits provided in his Employment Agreement filed by the Company as Exhibit 10.1 to the Current Report on Form 8-K on November 2, 2016, provided that the cash severance will be equal to 2.99 times (as opposed to 3.0 times) the sum of his base salary and target annual bonus.

Upon a termination of employment due to Retirement (defined as a voluntary termination of employment on or after the date the Employee has attained fifty-nine (59) years of age and has provided ten (10) years of service to the Company), Mr. Spinner’s outstanding equity awards will vest in full with performance determined, as applicable for performance-based awards, based on actual performance for the year of termination; provided, however, that awards granted in the year of retirement will be prorated to reflect Mr. Spinner’s service period prior to Retirement.

The description above is qualified in its entirety by reference to the Amended and Restated Employment Agreement, which is included herewith as Exhibit 10.1, and is incorporated into this Item 5.02 by reference.

Employment Agreement with Sean F. Griffin

On November 5, 2018, the Company entered into an employment agreement with Sean F. Griffin (the “Griffin Employment Agreement”), pursuant to which Mr. Griffin will serve as Chief Executive Officer of Supervalu, a subsidiary of the Company, with the compensation arrangements described therein effective as of October 22, 2018.

The initial term of the Griffin Employment Agreement is through October 22, 2021 and automatically renews for one-year periods thereafter unless either party gives proper notice of nonrenewal.  Under the agreement, Mr. Griffin will receive an annual base salary of $930,000 and will be eligible to participate in the Company’s annual cash and long-term incentive plans with a target annual bonus opportunity of 125% of his annual base salary and a target annual equity opportunity of 250% of his annual base salary, respectively.

Upon a termination by the Company without Cause (as defined in the Griffin Employment Agreement) or resignation by Mr. Griffin for Good Reason (as defined in the Griffin Employment Agreement), and subject to the effectiveness of a release in favor of the Company, Mr. Griffin will receive: (a) 1.0 times the sum of (i) base salary and (ii) target annual bonus; (b) a pro-rated annual cash bonus for the year of termination based on actual performance; (c) a cash payment of $35,000 for medical benefits; and (d) one additional year of vesting for all outstanding equity awards, with performance determined, as applicable for performance-based awards, based on the greater of target and actual performance for the fiscal year in which the termination takes place.

If such a termination without Cause or resignation for Good Reason takes place during the two-year period following a Change in Control (as defined in the Griffin Employment Agreement), in lieu of the severance described above, and subject to the effectiveness of a release in favor of the Company, Mr. Griffin will receive: (a) 2.50 times, (as opposed to 2.99 times) the sum of (i) base salary and (ii) target annual bonus; (b) a pro-rated annual cash bonus for the year of termination based on actual performance; (c) a cash payment of $105,000 for medical benefits; and (d) full vesting of all outstanding awards with performance determined, as applicable, based on target performance.

Upon a termination of employment due to Retirement (defined as a voluntary termination of employment on or after the date the Employee has attained fifty-nine (59) years of age and has provided ten (10) years of service to the Company), Mr. Griffin’s outstanding equity awards will vest in full with performance determined, as applicable for performance-based awards, based on actual performance for the year of termination; provided, however, that awards granted in the year of retirement will be prorated to reflect Mr. Griffin’s service period prior to Retirement.

The description above is qualified in its entirety by reference to the Griffin Employment Agreement, which is included herewith as Exhibit 10.2, and is incorporated into this Item 5.02 by reference.

Executive Severance and Change in Control Agreements

Effective as of November 5, 2018, the Company entered into amended and restated severance agreements (the “Severance Agreements”) and amended and restated change in control agreements (the “Change in Control Agreements”) with each of the Company’s officers who were identified as “Named Executive Officers” in the Company’s proxy statement filed with the Securities and Exchange Commission on November 3, 2017 (other than Steven L. Spinner and Sean F. Griffin, each of whom entered into employment agreements with the Company on November 5, 2018, as described above), as well as the Company’s other Executive Officers (as defined in Section 16 of the Securities Exchange Act of 1934, as amended), and certain other officers of the Company who had preexisting arrangements in place or were previously offered severance and change in control arrangements.

Each of the Severance Agreements provides that if the Company terminates the executive’s employment without Cause (as defined in the Severance Agreement) or such executive resigns for Good Reason (as defined in the Severance Agreement), in either case, other than in connection with or during the two-year period following a Change in Control, and subject to the effectiveness of a release in favor of the Company, the executive will continue to receive his or her base salary for one year and receive a lump sum cash payment of $35,000 for medical benefits.  The Severance Agreements expire on the third anniversary of the effective date of the agreements.  The prior severance agreements had no expiration date.

Each of the Change in Control Agreements provides that if the Company terminates the executive’s employment without Cause (as defined in the Change in Control Agreement) or such executive resigns for Good Reason (as defined in the Change in Control Agreement), in either case, within the two-year period following a Change in Control (as defined in the Change in Control Agreement), and subject to the effectiveness of a release in favor of the Company, the executive will receive: (a) a multiple (2.50, in the case of Michael P. Zechmeister, and 2.0, in the case of Eric Dorne and Paul Green and the other Executive Officers) times the sum of (i) base salary and (ii) target annual bonus; (b) a pro-rated annual cash bonus for the year of termination based on actual performance and any annual cash bonus earned as of the date of termination for the fiscal year preceding the year of termination which has not yet been paid; (c) a cash payment of $105,000 for medical benefits; and (d) all outstanding equity awards will vest in full with performance determined, as applicable, based on target performance.

The description above is qualified in its entirety by reference to the form of Severance Agreement and form of Change in Control Agreement, which are included herewith as Exhibit 10.3 and Exhibit 10.4, respectively, and are incorporated into this Item 5.02 by reference.

Retirement Vesting and Form of Award Agreements

In connection with the completion of the Supervalu acquisition and related compensation considerations, the Committee reviewed the age and service based requirements for retirement vesting of equity awards as maintained by industry peers and approved “retirement” vesting for all equity awards outstanding under the Company’s Second Amended and Restated 2012 Equity Incentive Plan and the Amended and Restated 2012 Equity Incentive Plan (collectively, the “Company Stock Plans”).  The Committee determined that “Retirement” for such purposes shall be defined as an employee’s voluntary termination of employment on or after the date the employee has attained fifty-nine (59) years of age and has provided ten (10) years of service to the Company.  On a termination due to Retirement, unless different treatment is set forth in an employee agreement between the Company and the employee, the employee’s outstanding awards will continue to vest in accordance with their terms and conditions set forth in the award agreement without regard to any continuous service requirements.

The Committee also approved a form of restricted share units to employees award agreement (the “Form RSU”) and form of performance-based vesting restricted share unit award agreement (the “Form PSU”), each of which will be used for awards granted under the Company’s Second Amended and Restated 2012 Equity Incentive Plan.

The description above is qualified in its entirety by reference to the Form RSU and Form PSU, which are included herewith as Exhibit 10.5 and Exhibit 10.6, respectively, and are incorporated into this Item 5.02 by reference.

Revised Recoupment (Clawback) Policy and Stock Ownership Guidelines

The Committee also reviewed and approved enhancements to the Company’s policy for recoupment of incentive compensation and stock ownership guidelines.  These changes coincide with and support the decision to implement retirement vesting by subjecting more equity awards to stronger recoupment provisions and requiring greater alignment via share ownership during employment and up to retirement.  The updated recoupment policy covers both financial statement restatements and other inaccuracies in performance metrics, removes time limits on compensation subject to clawback, permits clawback for conduct that results in a material inaccuracy in the Company’s financial statements or performance metrics and causes damage to the Company and provides more guidance to the Board concerning factors to be considered in determining whether to seek recoupment.  The new stock ownership guidelines prohibit directors and officers from entering into any hedging transactions and have been expanded to cover senior officers not previously covered by the policy, who must hold stock at a level equal to one times their base salary.

Indemnification Agreements

The Board also approved an amended and restated form of indemnification agreement to be entered into with all of the Company’s Executive Officers and certain of the Company’s other current officers and directors and others from time-to-time hereafter to be determined (the “Indemnification Agreement”).  The Indemnification Agreement continues to provide for, among other things, indemnification against liabilities relating to their service as directors and/or officers of the Company to the fullest extent permitted by law and the mandatory advancement of reasonable expenses incurred by indemnitees.

The description above is qualified in its entirety by reference to the Indemnification Agreement, which is attached hereto as Exhibit 10.7 and is incorporated into this Item 5.02 by reference.

Item 9.01                                    Exhibits.

(d)              Exhibits

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement dated as of November 5, 2018, between the Company and Steven L. Spinner

10.2	Employment Agreement dated as of November 5, 2018, between the Company and Sean F. Griffin

10.3	Form of Second Amended and Restated Severance Agreement

10.4	Form of Second Amended and Restated Change in Control Agreement

10.5	Form of Restricted Share Unit Agreement

10.6	Form of Performance Restricted Share Unit Agreement

10.7	Form of Amended and Restated Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED NATURAL FOODS, INC.

By:	/s/ Jill E. Sutton
Name:	Jill E. Sutton
Title:	Chief Legal Officer, General Counsel and Corporate Secretary

Date:    November 7, 2018